Exhibit 10.2

GUARANTY

GUARANTY, dated as of June 27, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (the “Guarantor), in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Buyer”).

RECITALS

Pursuant to that certain Master Repurchase Agreement, dated as of June 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Buyer and Parlex 7 Finco, LLC, a Delaware limited liability company (“Seller”), Seller has agreed to sell, from time to time, to Buyer certain Eligible Assets, as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein and the other Transaction Documents.

It is a condition precedent to Buyer purchasing the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Transaction Documents; (b) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor under this Guaranty; and (c) any other Repurchase Obligations of Seller (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Agreement and the other Transaction Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

“Available Borrowing Capacity”: With respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.

“Cash Equivalents”: As of any date of determination, marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States.

“Cash Liquidity”: With respect to any Person, on any date of determination, the sum of (i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Consolidated Net Income”: With respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“EBITDA”: With respect to any Person, for any period, such Person’s Consolidated Net Income, excluding the effects of such Person’s and its Subsidiaries’ interest expense with respect to Indebtedness, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments and noncash compensation expenses, all determined on a consolidated basis in accordance with GAAP.

“Fixed Charges”: With respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Recharacterization Event”: The occurrence of either of the following events (a) any court determines that any Transfer was not a “true sale” or “true contribution” of such Purchased Asset or that any Purchased Asset is the property of Originator or (b) Originator or any Affiliate of Originator asserts or claims that any Transfer was not a “true sale” or “true contribution” of such Purchased Asset or that any Purchased Asset is the property of Originator.

“Recourse Indebtedness”: With respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations with respect to customary nonrecourse carve-outs.

“Tangible Net Worth”: With respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets”: With respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of nonrecourse Indebtedness owing pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations.

“Transfer”: Any transfer of Purchased Assets from an Originator to Seller.

2. Guaranty. (a) Subject to clause (b) of this Section 2 Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer the prompt and complete payment and performance of the Obligations by Seller when due (whether at the stated maturity, by acceleration or otherwise), as the case may be.

(b) Notwithstanding anything in this Guaranty or in any other Transaction Document to the contrary and subject to clauses (c), (d), (e) and (g) below, the maximum liability of Guarantor under this Guaranty shall in no event exceed fifty percent (50%) of the then-current aggregate outstanding Repurchase Price of all Purchased Assets.

(c) Notwithstanding the foregoing, the limitation on recourse liability as set forth in clause (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations immediately shall become full recourse to Guarantor in the event of any of the following:

(i) a voluntary bankruptcy or insolvency proceeding is commenced by Seller or Guarantor under the Bankruptcy Code or any similar federal or state law; or

(ii) an involuntary bankruptcy or insolvency proceeding is commenced against Seller or Guarantor in connection with which Seller, Guarantor, or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding.

(d) In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in clause (b) above, Guarantor shall be liable for any and all actual out-of-pocket losses, costs, claims, expenses or other liabilities incurred by Buyer arising out of or attributable to the following items:

(i) fraud or intentional misrepresentation by Seller, Guarantor or any Affiliate of Seller or Guarantor in connection with the execution and the delivery of any Transaction Document, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;

(ii) a Recharacterization Event;

(iii) any material breach of the separateness covenants set forth in Section 13 of the Repurchase Agreement;

(iv) any Change of Control;

(v) any material breach of any representations and warranties made by Seller, Pledgor, Guarantor or any Affiliate of Seller contained in any Transaction Document, including but not limited to any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any substances, materials, wastes, pollutants or contaminants defined as hazardous or toxic or regulated under any applicable Environmental Law, in each case in any way affecting Seller’s or any of its Affiliate’s properties or any of the Purchased Assets; provided, that Guarantor shall have no liability under this clause (d)(v) with respect to breaches of representations or warranties relating to any Environmental Laws, violations of Environmental Laws or environmental conditions relating to conditions on any Mortgaged Property first arising on or after the date upon which Buyer enforces its remedies with respect to the related Purchased Asset pursuant to Section 14(b)(iii) or 14(b)(iv) of the Repurchase Agreement following an Event of Default; or

(vi) any failure of Seller to perform the Assumed Obligations relating to any Purchased Asset during the period that such Assumed Obligations are the obligations of Seller pursuant to Section 6(e) of the Repurchase Agreement (including, without limitation, any cost of defense, including reasonable attorneys’ fees of outside counsel, incurred by Buyer in connection with any claim, action, litigation or other proceeding brought against Buyer by a Mortgagor as a result of such failure of Seller to perform the Assumed Obligations).

(e) Notwithstanding the limitation on recourse liability set forth in clause (b) above, Guarantor agrees to pay all actual out-of-pocket costs and expenses that Buyer incurs defending itself or asserting any rights in any litigation commenced by or against a Mortgagor, guarantor, participant or other obligor or lender under a Purchased Asset and arising out of or relating to any event of default by such Mortgagor, guarantor, participant or other obligor or lender under the related Purchased Asset Documents prior to Buyer enforcing its remedies with respect to the related Purchased Asset pursuant to Section 14(b)(iii) or 14(b)(iv) of the Repurchase Agreement.

(f) Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Buyer in accordance with the Repurchase Agreement or any other Transaction Documents.

(g) Notwithstanding the limitation on recourse liability set forth in clause (b) above, Guarantor further agrees to pay all reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of outside counsel) which are actually incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty.

(h) No payment or payments made by Seller or any other Person or received or collected by Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor under this Guaranty which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations (subject to the limitations set forth in Section 2(b) hereof) until the Obligations are paid in full; provided, that this provision is not intended to allow Buyer to recover an amount greater than the amount of the Obligations (subject to the limitations set forth in Section 2(b) hereof).

(i) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability under this Guaranty, Guarantor will notify Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Subrogation. Upon making any payment under this Guaranty, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Buyer under the Transaction Documents or any related documents have been paid in full; and provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Buyer under the Transaction Documents.

4. Amendments, etc. with Respect to the Obligations. Until the Obligations have been satisfied or paid in full, Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Transaction Document and any other document delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released in accordance with the Transaction Documents. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand under this Guaranty against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities under this Guaranty, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guaranty Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guaranty constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Seller or Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Transaction Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guaranty or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guaranty, in bankruptcy or in any other instance (other than a defense of payment or performance). When pursuing its rights and remedies under this Guaranty against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability under this Guaranty, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns, and shall inure to the benefit of Buyer, and its successors and assigns, until all the Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Transaction Documents Seller may be free from any Obligations.

(b) Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i) Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller or against any other guarantor, or against any other person or security.

(ii) Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about Seller’s financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer for any such information. Absent a written request for such information by Guarantor to Buyer, Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information which Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Guarantor has independently reviewed the Transaction Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Buyer, Guarantor is not in any manner relying upon any other Person’s determination of the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer, now or at any time and from time to time in the future.

6. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

7. Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

8. Representations and Warranties. Guarantor represents and warrants that:

(a) Guarantor has the legal capacity and the legal right to execute and deliver this Guaranty and to perform Guarantor’s obligations under this Guaranty;

(b) except those that have already been obtained, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

(c) this Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the execution, delivery and performance of this Guaranty by Guarantor will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e) except as disclosed in writing to Buyer, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Guarantor’s Knowledge, threatened by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby, which litigation, investigation or proceeding could be reasonably likely to result in a Material Adverse Change with respect to Guarantor;

(f) except as disclosed in writing to Buyer, Guarantor has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against Guarantor or any of Guarantor’s property and all other taxes, fees or other charges imposed on Guarantor or any of Guarantor’s property by any Governmental Authority (other than any such taxes, fees or charges the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to Guarantor’s Knowledge, no claim is being asserted, with respect to any such tax, fee or other charge; and

(g) all financial data concerning Guarantor that has been delivered by or on behalf of Guarantor to Buyer present fairly the financial condition of Guarantor and has been prepared in accordance with GAAP to the extent applicable. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Guarantor or in the results of operations of Guarantor, which change is reasonably likely to result in a Material Adverse Change with respect to Guarantor.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date hereof and on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made under this Guaranty on and as of such date.

9. Covenants. Guarantor shall maintain the following covenants at all times following the date hereof until the Obligations have been paid in full:

(a) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Guarantor’s EBITDA during the previous four (4) fiscal quarters to (ii) Guarantor’s Fixed Charges during the same such previous four (4) fiscal quarters shall not be less than 1.40 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than forty-five (45) days after the last day of the applicable fiscal quarter.

(b) Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth shall not fall below the sum of (i) Nine Hundred Eight Million One Hundred Forty-Three Thousand Seven Hundred Fifty-Four Dollars and Two Cents ($908,143,754.02) plus (ii) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs on or after the date hereof.

(c) Minimum Cash Liquidity. Guarantor’s Cash Liquidity shall not fall below the greater of (i) ten million dollars ($10,000,000) and (ii) five percent (5%) of Guarantor’s Recourse Indebtedness.

(d) Maximum Indebtedness. The ratio, expressed as a percentage, the numerator of which shall equal Guarantor’s and its Subsidiaries’ Indebtedness and the denominator of which shall equal Guarantor’s and its Subsidiaries Total Assets, shall not be greater than eighty-three and one-third percent (83.3333%).

10. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy under this Guaranty or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege under this Guaranty shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege under this Guaranty shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy under this Guaranty on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer; provided, that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guaranty may be waived by Buyer in a letter or agreement executed by Buyer or by facsimile or e-mail transmission from Buyer. This Guaranty shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer and its successors and assigns. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

14. Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted to be given to Guarantor under this Guaranty shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged); provided, that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified under its signature below or at such other address and person as shall be designated from time to time by Guarantor, in a written notice to Buyer in the manner provided for in Section 17 of the Repurchase Agreement. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case of telecopier, upon receipt of answerback confirmation; provided, that such telecopied notice was also delivered as required in this Section 14. A party receiving a notice which does not comply with the technical requirements for notice under this Section 14 may elect to waive any deficiencies and treat the notice as having been properly given.

15. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

16. Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer relative to the subject matter hereof not reflected herein.

17. Acknowledgments. Guarantor hereby acknowledges that:

(a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the related documents;

(b) Buyer has no fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor;

(c) no joint venture exists between or among any of Buyer, Guarantor and any Seller; and

(d) (i) Guarantor is entering into this Guaranty to induce Buyer to enter into the Repurchase Agreement and (ii) this Guaranty relates to the Repurchase Agreement and the Transactions thereunder as part of an integrated, simultaneously-closing suite of secured financial contracts.

18. WAIVERS OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, as Guarantor

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer

Address for Notices:

Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
Attention:	Douglas Armer
Telephone:	(212) 583-5000
Email:	BXMTMetLifeRepo@blackstone.com

With copies to:

ROPES & GRAY LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attention:	David C. Djaha
Telephone:	(212) 841-0489
Telecopy:	(646) 728-2936
Email:	david.djaha@ropesgray.com